Exhibit 99.1

Seneca Gaming Corporation

Announces Second Quarter Fiscal 2005 Results

Niagara Falls, NY – May 9, 2005 – Seneca Gaming Corporation (SGC) today reported its second quarter financial results for the three months ended March 31, 2005 (Second Quarter 2005).

SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (Nation) that operates all of the Nation’s Class III gaming operations in Western New York. SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (SNGFC) and Seneca Territory Gaming Corporation (STGC), operates two casinos in Niagara Falls, New York (Seneca Niagara Casino) and Salamanca, New York (Seneca Allegany Casino), respectively.

SGC was chartered by the Nation in August 2002 and opened the Seneca Niagara Casino and Seneca Allegany Casino on December 31, 2002 and May 1, 2004, respectively. Since the opening of the Seneca Allegany Casino occurred approximately a year and a half after the Seneca Niagara Casino, the comparisons discussed below between the Second Quarter 2005 and the three months ended March 31, 2004 (Second Quarter 2004), and comparisons between the six months ended March 31, 2005 and the six months ended March 31, 2004, are not directly comparable.

Second Quarter Fiscal 2005 Financial Results Summary

Consolidated Revenues and EBITDA.  For the Second Quarter 2005 consolidated net gaming revenues were $100.5 million compared to $74.1 million for the Second Quarter 2004, or a 36% increase.  Our net revenues during the comparative periods also increased from $78.4 million to $106.3 million, or a 36% increase.  SGC’s consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) was $37.9 million for the Second Quarter 2005, compared to $31.9 million for the Second Quarter 2004, or a 19% increase.

Seneca Niagara Casino Revenues and EBITDA.  Although our consolidated net revenues during the comparative period increased by 36%, we experienced a 5% decline in net gaming revenues at our Seneca Niagara Casino during the comparative periods.  For the Second Quarter 2005, the Seneca Niagara Casino net gaming revenues were $70.2 million compared to $74.1 million in the Second Quarter 2004, or a 5% decrease.  Net revenues for the Second Quarter 2005 also declined from $78.4 million to $74.3 million during the comparative periods, or a 5% decrease.  Seneca Niagara Casino generated EBITDA for the Second Quarter 2005 and Second Quarter 2004 of $28.8 million and $32.9 million, respectively, a decrease of 12%.

A significant portion of the overall revenue decline at the Seneca Niagara Casino is attributable to a decrease in revenues from our table games.  Table games revenue decreased from $14.6 million to $11.5 million, or 21%, during the comparative periods.  The amount of money wagered, or dropped, at the Seneca Niagara Casino table games during the comparative periods declined from $86.7 million to $78.0 million and our hold percentage decreased by 13%.  We attribute the decline in table games revenues to several factors including, but not limited to, the opening of the Seneca Allegany Casino, which has attracted a few of our larger table game players that live closer to the Seneca Allegany Casino, unusually lower hold percentage as one patron won in excess of $600,000 during the quarter, increased competition from the recently opened Niagara Fallsview Casino Resort, in Niagara Falls, Canada, harsher winter weather, and one less gaming day in the Second Quarter 2005 compared to the Second Quarter 2004 due to 2004 being a leap year.

Seneca Allegany Casino Revenues and EBITDA.  As mentioned above, the Seneca Allegany Casino was not operational in the Second Quarter 2004.   During the Second Quarter 2005, Seneca Allegany Casino had net gaming revenues and net revenues of $30.3 million and $31.9 million, respectively. Seneca Allegany Casino generated $9.6 million of EBITDA in the Second Quarter 2005.

Consolidated Net Income.  Our consolidated net income for the Second Quarter 2005 and Second Quarter 2004 was $21.6 million and $23.7 million, respectively, or a 9% decrease. The $2.1 million decrease represents reduced earnings from our Seneca Niagara Casino and higher interest costs associated with the May 2004 offering of $300 million 7 ¼% Senior Notes, and the interest costs from having borrowed an additional $22.7 million available under SNFGC’s existing term loan in April 2004.

Six Months Ended Fiscal 2005 Financial Results Summary

Consolidated Revenues and EBITDA.  For the six months ended March 31, 2005, consolidated net gaming revenues were $202.4 million compared to $142.0 million, or a 43% increase. Our net revenues during the comparative periods also increased from $150.1 million to $214.2 million, or a 43% increase. Our consolidated EBITDA was $76.3 million for the six months ended March 31, 2005 compared to $59.3 million for the six months ended March 31, 2004, or a 29% increase.

Seneca Niagara Casino Revenues and EBITDA.  Seneca Niagara Casino net gaming revenues were $141.4 million and $142.0 million for the six months ended March 31, 2005 and 2004, respectively. Included in the six months ended March 31, 2005 net gaming revenues is $1.4 million of Class II poker revenues, which operation, as discussed below, are no longer operated by SGC but by the Nation directly. Net revenues for the six months ended March 31, 2005 and 2004 were $149.9 million and $150.1 million, respectively. Seneca Niagara Casino generated EBITDA for the six months ended March 31, 2005 and 2004 of $57.2 million and $60.5 million, respectively, a decrease of $3.3 million, or 5%.  The decrease is attributed to the factors discussed above in “Second Quarter Fiscal 2005 Financial Results Summary – Seneca Niagara Casino Revenues and EBITDA”.

Seneca Allegany Casino Revenues and EBITDA.  Seneca Allegany Casino had net gaming revenues and net revenues of $61.0 million and $64.3 million, respectively, for the six months ended March 31, 2005.  Included in the six months ended March 31, 2005 net gaming revenues is $1.9 million of Class II poker, video lottery terminals, and bingo revenues, which operations, as discussed below, are no longer operated by SGC but by the Nation directly.

Consolidated Net Income.  Our consolidated net income for the six months ended March 31, 2005 and 2004 was $42.7 million and $42.8 million, respectively. This decrease is attributable to the factors discussed above in “Second Quarter Fiscal 2005 Financial Results Summary”.

Termination of Class II Operations

Effective January 1, 2005, SGC discontinued all of its Class II gaming operations. These Class II operations are now directly managed by the Nation. The transfer and or termination by us of the Class II operations is consistent with our understanding of the Nation’s Council intent that we operate and manage the Nation’s Class III operations exclusively and that Council directly manages and operates the Nation’s Class II operations as it has historically done.

John Pasqualoni, Interim Chief Executive Officer and President stated the following: “While we are disappointed with the operating results of Seneca Niagara Casino, the performance of Seneca Allegany Casino has exceeded our expectations, and our consolidated operating performance remains strong. The transfer of Class II poker, effective January 1, 2005, affected our operating performance at Seneca Niagara Casino. We have started to implement both cost saving and revenue enhancement programs to improve the operating performance of our Seneca Niagara Casino.  Finally, with the resolution of the Independent Counsel review, management can devote their efforts to maximizing the operational and financial performance of our properties.”

Property Expansions

During the six months ended March 31, 2005, SGC spent $83.5 million for construction and the purchase of property and equipment compared to $52.0 million in the comparable 2004 period, or a 61% increase. In the six month period ended March 31 2005, SGC expended $37.4 million for the construction of the luxury hotel at Seneca Niagara Casino and $23.6 million for the construction of the Seneca Allegany Casino parking garage and resort hotel.  The remaining balance of capital expenditures relates to other construction and equipment purchases for both Casinos.

As of this date, construction on the luxury hotel remains on schedule. We continue to expect that the hotel will have a partial opening by December 31, 2005, and all rooms will be available by March 31, 2006.  The estimated cost to construct and equip the luxury hotel is $200.0 million.

The opening of the Seneca Allegany Casino’s 1,850 space-parking garage has been delayed due to weather and construction issues. The construction issues relate to a portion of the garage being out-of acceptable plumb tolerance limits. The SGC Board of Directors (Board) has accepted the recommendation from the garage construction manager to dismantle, partially, to the extent necessary, and reassemble, to correct the out of plumb condition with the southeast portion of the garage. The Board accepted this recommendation because, based on the construction manager’s representations, it will correct the problem with certainty.  This process will delay the opening of the parking garage until August 2005.

The construction of the Seneca Allegany Casino resort hotel has been delayed due to the delayed opening of the parking garage. The foundation for the hotel has been completed, and construction of the hotel will commence upon the completion and opening of the parking garage. We anticipate that the resort hotel will open in November 2006. The estimated cost to construct the parking garage, and construct and equip the resort hotel is between $180.0 and $185.0 million.

As of March 31, 2005, the Company has cash and cash equivalents of $69.8 million and short term investments of $111.8 million.

Barry E. Snyder, Sr. President of the Nation and Chairman of the SGC Board of Directors commented: “The progress at both the luxury hotel in Niagara Falls, and the remediation of the garage at our Seneca Allegany Casino remains on schedule. The opening of the luxury hotel at our Seneca Niagara Casino will significantly improve our marketing reach, both geographically and demographically. The garage at Seneca Allegany Casino will offer 1,850 parking spaces with an enclosed connector to our existing gaming facility. With completion of these projects, the Seneca Nation of Indians continues to fulfill their commitment to provide world class gaming and entertainment facilities in the Western New York region.  Finally, I am glad to report that the independent investigation called for by the Nation’s Council has been satisfactorily concluded and that our senior management team at the Seneca Gaming Corporation can devote 100% of their time and energy to do what they do best – operate and manage the Seneca Niagara Casino and Seneca Allegany Casino.”

Freemantle Term Loan

SNFGC, the Nation and Freemantle Limited have reached a tentative agreement to terminate the Term Loan Agreement, dated as of November 22, 2002 between SNFGC, as Borrower, and Freemantle Limited, as Lender, as amended on December 6, 2002, allowing SNFGC to pay the term loan at a negotiated amount. The parties are still in the process of finalizing a definitive agreement to effectuate the payment of the negotiated amount.  At this time, we cannot provide any assurance that the parties will be able to agree to a definitive agreement.

Non-GAAP Financial Measurement

EBITDA is a non-GAAP financial measurement, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC’s calculation of EBITDA may be different from the calculation used by other companies and therefore comparisons of EBITDA may be limited. EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Information

This press release contains certain forward-looking information intended to qualify for the safe harbor from liability established by the Private securities Litigation Reform Act of 1995. These may be generally identified by the context of certain statements or the use of forward-looking terminology, such as “believes”, “estimates”, “anticipates”, “intends”, “plans”, “expects”, and words of similar meaning, with references to SGC and its management. Similarly, statements that describe our plans or goals are all forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements contained in this earnings release, including, but not limited to our estimates regarding completion of current construction projects and whether the cost saving and revenue enhancement programs will improve the performance of Seneca Niagara Casino.. Additional information concerning potential factors that could affect SGC’s financial conditions, results of operations, and expansion projects, is included in the filings of SGC with the SEC.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if the date is not stated, as of this press release date.

Earnings Conference Call

The Chairman of the Board and Nation’s President Barry E. Snyder and Seneca Gaming Corporation management will host an earnings conference call for investors and other members of the financial community at 10AM on Tuesday May 10, 2005. The number is 888-515-2235 and the passcode is 4881249. A playback of this call will be available for one week using the previously referenced telephone number and passcode.

Contact: Joseph A. D’Amato, Senior Vice President Finance and Administration for additional information at 716-299-1073.

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2005	September 30, 2004
	(unaudited)	(unaudited)
	(dollars in thousands)
Assets
Cash and cash equivalents	$69,801	$211,595
Short term investments	111,822	57,963
Receivables	1,515	1,348
Inventories	2,363	2,123
Other current assets	4,810	3,171
Total current assets	190,311	276,200

Property and equipment, net	343,431	282,797
Other long-term assets	42,740	25,059
Total assets	$576,482	$584,056

Liabilities and capital
Liabilities:
Current portion of long-term debt	$47	$325
Trade payables	1,434	3,415
Construction payables	18,786	28,807
Dividends payable - SNI	0	655
Exclusivity fees	5,949	41,549
Accrued Interest	11,246	10,866
Other current liabilities	32,530	31,752
Total current liabilities	69,992	117,369

Long term debt	380,000	380,000
Total liabilities	449,992	497,369

Capital:
Retained earnings	126,490	86,687
Total liabilities and capital	$576,482	$584,056

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
	(dollars in thousands)
Revenues
Gaming	$103,495	$74,096
Food and beverage	9,873	6,394
Retail, entertainment and other	4,049	2,493
Gross Revenues	117,417	82,983
Less-promotional allowances	(11,136)	(4,632)
Net revenues	106,281	78,351

Expenses
Gaming	27,925	20,168
Food and beverage	8,346	5,356
Retail, entertainment and other	2,311	1,454
Advertising, general and administrative	29,637	18,547
Pre-opening costs	119	925
Depreciation and Amortization	6,469	3,343
Total operating costs and expenses	74,807	49,793

Operating income	31,474	28,558
Interest income	1,009	230
Interest expense	(10,849)	(5,104)
Net income	$21,634	$23,684

	Six Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
	(dollars in thousands)
Revenues
Gaming	$207,786	$141,954
Food and beverage	19,550	12,466
Retail, entertainment and other	8,283	5,120
Gross Revenues	235,619	159,540
Less-promotional allowances	(21,462)	(9,455)
Net revenues	214,157	150,085

Expenses
Gaming	56,552	38,950
Food and beverage	17,037	10,445
Retail, entertainment and other	5,192	3,078
Advertising, general and administrative	58,867	37,268
Pre-opening costs	183	1,027
Depreciation and Amortization	12,836	6,501
Total operating costs and expenses	150,667	97,269

Operating income	63,490	52,816
Interest income	2,012	268
Interest expense	(22,805)	(10,289)
Net income	$42,697	$42,795

SENECA GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
	(dollars in thousands)
Cash flows from operating activities
Net income	$42,697	$42,795
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,836	6,501
Amortization of deferred financing costs	1,264	615
Provision for bad debts	54	55
Loss on disposal of assets	11	—
Fair market value adjustment of interest rate cap	(256)	—
Changes in operating assets and liabilities:
Other current assets	(2,074)	741
Long term assets	40	—
Current liabilities	(36,429)	(14,006)
Due to Nation	6	—
Net cash provided by operating activities	18,149	36,701

Cash flows from investing activities
Purchases of property and equipment	(83,527)	(51,983)
Payments for land acquisitions	(580)	(5,093)
Purchase of investments	(53,859)	—
Net cash used in investing activities	(137,967)	(57,076)

Cash flows from financing activities
Payments to sinking fund	(17,631)	(6,008)
Proceeds from notes payable	—	1,128
Repayments of notes payable	(278)	(6,626)
Payment of deferred financing costs	(519)	(487)
Transfers to general fund of the tribe	(3,549)	(434)
Net cash used in financing activities	(21,977)	(12,427)
(Decrease)/increase in cash and cash equivalents	(141,794)	(32,802)
Cash and cash equivalents at beginning of the month	211,595	59,628
Cash and cash equivalents at end of the month	$69,801	$26,827

Seneca Gaming Corporation

Reconciliation of Net Income to EBITDA

Three Months Ended March 31, 2005

(dollars in thousands)

(unaudited)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income	$18,993	$6,267	$(39)	$(3,586)	$21,634

Depreciation	4,424	2,045	0	0	6,469

Interest, net	5,409	1,279	40	3,112	9,840

EBITDA	$28,826	$9,591	$1	$(474)	$37,943

Seneca Gaming Corporation

Reconciliation of Net Income to EBITDA

Three Months Ended March 31, 2004

(dollars in thousands)

(unaudited)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income	$24,459	$(901)	$(28)	$154	$23,684

Depreciation	3,339	4	0	0	3,343

Interest, net	5,077	0	0	(204)	4,873

EBITDA	$32,875	$(897)	$(28)	$(50)	$31,900

Seneca Gaming Corporation

Reconciliation of Net Income to EBITDA

Six Months Ended March 31, 2005

(dollars in thousands)

(unaudited)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income	$36,781	$13,036	$(71)	$(7,049)	$42,697

Depreciation	8,777	4,059	0	0	12,836

Interest, net	11,667	2,571	76	6,479	20,793

EBITDA	$57,225	$19,666	$5	$(570)	$76,326

Seneca Gaming Corporation

Reconciliation of Net Income to EBITDA

Six Months Ended March 31, 2004

(dollars in thousands)

(unaudited)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income	$43,736	$(981)	$(50)	$90	$42,795

Depreciation	6,497	4	0	0	6,501

Interest, net	10,225	0	0	(204)	10,021

EBITDA	$60,458	$(977)	$(50)	$(114)	$59,317